UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

June 19, 2018
Date of Report (Date of earliest event reported)

FIRST SOLAR, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33156	20-4623678
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 West Washington Street
Suite 600
Tempe, Arizona 85281
(Address of principal executive offices, including zip code)

(602) 414-9300
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events

On June 19, 2018, 8point3 Energy Partners LP (the “Partnership”), a joint venture formed by First Solar, Inc. (the “Company”) and SunPower Corporation, completed its previously announced sale to CD Clean Energy and Infrastructure V JV, LLC, an equity fund managed by Capital Dynamics, Inc., pursuant to an Agreement and Plan of Merger and Purchase Agreement, dated as of February 5, 2018 (the “Merger”). As a result of the Merger, the Company received, after the payment of fees, expenses and other amounts, approximately $240 million in cash and no longer directly or indirectly owns any equity interests in the Partnership or any of its affiliates. In addition, the outstanding balance on the promissory note the Company received as part of the consideration for the sale of its remaining 34% interest in the 300 MW Desert Stateline project to an affiliate of the Partnership was repaid.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST SOLAR, INC.

Date: June 19, 2018	By:	/s/ PAUL KALETA
	Name:	Paul Kaleta
	Title:	Executive Vice President, General Counsel and Secretary